UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2004

COMMISSION FILE NO. 0-25842

Gas Transmission Northwest Corporation

(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5. Other Events

As described in the Annual Report on Form 10-K of Gas Transmission Northwest Corporation (GTNC) for the period ended December 31, 2003, National Energy & Gas Transmission, Inc. (NEGT) and GTN Holdings LLC (GTNH) executed a Stock Purchase Agreement on February 24, 2004 with TransCanada American Investments Ltd., TransCanada Corporation and TransCanada Pipeline USA Ltd. (collectively, TransCanada) for the purchase by TransCanada of the common stock of GTNC.

As previously reported, on April 7, 2004, Gasoducto Bajanorte, S. de R. L. de C.V. (GBN) demanded arbitration (the Arbitration Demand) of a dispute with North Baja Pipeline, LLC, a subsidiary of GTNC, and GTNH, the parent of GTNC, arising with respect to GBN’s right of first refusal under a Joint Operations and Development Agreement (JODA) between GBN and North Baja Pipeline, LLC.

Also on April 7, 2004, GBN filed a complaint (the Complaint, and, collectively with the Arbitration Demand, the Litigation) against North Baja Pipeline, LLC and GTNH in the Superior Court of the State of California for the County of San Diego. Contemporaneously, GBN filed with the court a Motion for a Preliminary Injunction to Preserve the Status Quo Pending Arbitration.

On June 25, 2004, GTNH, North Baja Pipeline, LLC, and TransCanada reached a settlement agreement with GBN under which GBN released all claims of any kind related to the Litigation and agreed to take all necessary actions to dismiss the Litigation with prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

GAS TRANSMISSION NORTHWEST CORPORATION

June 30, 2004	By:	/s/ Robert T. Howard
Robert T. Howard
Vice President and General Manager